Exhibit 5.1

812 SAN ANTONIO STREET SUITE 600 AUSTIN, TEXAS 78701 TEL 512 • 583 • 5900 FAX 512 • 583 • 5940

March 29, 2018

Guaranty Bancshares, Inc.

100 West Arkansas Street

Mount Pleasant, Texas 75455

Re:	Guaranty Bancshares, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Guaranty Bancshares, Inc., a Texas corporation and registered bank holding company (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of 900,000 shares of the Company’s common stock, par value $1.00 per share (collectively, the “Shares”). The Shares are proposed to be offered to the shareholders of Westbound Bank, a Texas banking association (“Westbound”), in connection with the merger of Westbound with and into Guaranty Bank & Trust, N.A., a national banking association and wholly owned subsidiary of the Company (“GBT”), with GBT as the surviving entity (the “Merger”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 29, 2018, by and between the Company, GBT and Westbound (the “Merger Agreement”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinion set forth below, we have examined copies of: (i) the Registration Statement (but not, except as herein stated otherwise, the Exhibits to the Registration Statement); (ii) the Company’s Third Amended and Restated Certificate of Formation and Third Amended and Restated Bylaws; (iii) the Merger Agreement; and (iv) relevant resolutions of the board of directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In connection with rendering the opinions expressed in this letter, we have assumed that (i) all information contained in all documents we reviewed was true, correct and complete; (ii) all signatures on all documents we reviewed are genuine; (iii) all persons executing and delivering the documents we reviewed had legal capacity and competency to execute and deliver such documents; (iv) all documents submitted to us as originals are authentic; and (v) all documents submitted to us as copies conform to the authentic originals of those documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Guaranty Bancshares, Inc.

March 29, 2018

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act and the Merger is consummated in accordance with the terms of the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

This opinion is based on and is limited to the corporate laws of the State of Texas, and we express no opinion on the laws of any other jurisdiction. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks only as of its date, and we undertake no obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP

Fenimore, Kay, Harrison & Ford, LLP